Exhibit 99.7
[BANK OF AMERICA, N.A.] [LOGO]
SEQUOIA DEALS
OFFICER’S CERTIFICATE PURSUANT TO SECTION 11.20
OF THE AGREEMENTS LISTED ON EXHIBIT A
     I, H. Randall Chestnut, Senior Vice President of Bank of America, N.A., hereby certify pursuant to section 11.20 of the Pooling and Servicing Agreements listed on Exhibit A hereto (collectively, the “Agreements”) by and between RWT Holdings, INC., a Delaware corporation, as purchaser ( the “Purchaser”), and Bank of America, N.A., a national banking association, as seller (the “Seller”) that: (a) a review of the activities of the Servicer during the 2005 calendar year and its performance under this Agreement has been made under such officer’s supervision, and (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout 2005.
March 10, 2006

Bank of America, N.A.
By /s/ H. Randall Chestnut
By: H. Randall Chestnut
Title:	Senior Vice-President

Exhibit 99.7
EXHIBIT A
1.      Sequoia 2003
2.      Sequoia 2003-5
3.      Sequoia 2003-6
4.      Sequoia 2004-1
5.      Sequoia 2004-3
6.      Sequoia 2004-4
7.      Sequoia 2004-5
8.      Sequoia 2004-6
9.      Sequoia 2004-7
10.    Sequoia 2004-8
11.    Sequoia 2004-9
12.    Sequoia 2004-10
13.    Sequoia 2004-11
14.    Sequoia 2004-12

Exhibit 99.7
[BANK OF AMERICA, N.A.] [LOGO]
OFFICER’S CERTIFICATE
2005
(For Sequoia 2005-1, 2005-2, 2005-3 and 2005-4 deals)
Pursuant to the terms of the Servicing Agreement, the undersigned officer certifies to the following for:
1.	All hazard (or mortgage impairment if applicable), flood, or other casualty insurance and primary mortgage guaranty insurance premiums, taxes, ground rents, assessments, and other charges have been paid in connection with the Mortgaged Properties;
2.	Each officer has reviewed the activities and performance of the Seller/Servicer during the preceding calendar year and to the best of each officer’s knowledge, based on such review, the Seller/Servicer has fulfilled all of its obligations under the Agreement throughout the year.

Certified By:	/s/ Cynthia A. Mech Cynthia Mech Vice President